UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 5, 2012

Pershing Gold Corporation
(exact name of registrant as specified in its charter)

Nevada	333-150462	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 – Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 705-9357

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Acquisition

As previously disclosed in the Current Report on Form 8-K, filed with the Securities Exchange Commission on March 29, 2012, on March 23, 2012 Pershing Gold Corporation (the “Company”) agreed to purchase from Victoria Gold Corp.(“VGC”) and Victoria Resources (US) Inc. (“VRI” and collectively with VGC, the “Seller”) the Seller's interest in approximately 13,400 acres of mining claims and private lands adjacent to the Company’s landholdings at the Relief Canyon Mine in Pershing County, Nevada (the “Assets”).  The Assets include (i) unpatented mining claims located in Pershing County, Nevada (the “Owned Claims”); (ii) the assumption by the Company of a leasehold interest in certain unpatented mining claims in Pershing County Nevada referred to as the “Newmont Claims” held by VRI under a Minerals Lease and Sublease dated June 15, 2006, as amended, between Newmont USA Limited, d/b/a in Nevada as Newmont Mining Corporation (“Newmont”) and VRI  (the “2006 Mineral Lease”); (iii) the assumption of the sublease, pursuant to the 2006 Mineral Lease, of an interest in certain fee minerals in Pershing County, Nevada in which Newmont holds a leasehold interest pursuant to that Minerals Lease SPL-6700, dated as of August 17, 1987 between Southern Pacific Land Company and SFP Minerals Corporation;  (iv) the assumption of the sublease, pursuant to the 2006 Mineral Lease, of an interest in certain fee lands in Pershing County, Nevada, in which Newmont holds a leasehold interest pursuant to a mining lease dated June 1, 1994 between The Atchison, Topeka and Santa Fe Railway Company and Santa Fe Pacific Gold Corporation; and (v) the assumption of the sublease, pursuant to the 2006 Mineral Lease, of an interest in certain fee minerals in Pershing County, Nevada in which Newmont holds a leasehold interest pursuant to a minerals lease, dated as of March 23, 1999 between Nevada Land & Resource Company LLC and Santa Fe Pacific Gold Corporation. In connection with the purchase of the Assets, the Company also agreed to purchase all of Seller’s data, information and records related to the Assets, including all internal analyses and reports prepared by third party consultants or contractors, and to assume all liabilities and obligations of the Sellers arising after the closing of the transaction, including additional expenditures to be made in accordance with the 2006 Mineral Lease in the amount of  approximately $750,000 by June 15, 2012.

The closing of the acquisition of the Assets was subject to the satisfaction by the parties of certain obligations, including, among other things, the transfer of title to the Company of the Owned Claims, the assignment of Seller’s leasehold interests to the Company and the payment of consideration by the Company for the Assets (the “Closing Conditions”).  On April 5, 2012, the parties satisfied the Closing Conditions and the Company issued  to VGC 10,000,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”),  and  a 2 year  warrant (the “Warrant”) to purchase 5,000,000 shares of Common Stock at a purchase price of $0.60 per share.  The Company also granted a 2% net smelter returns royalty on production from the Owned Claims which are not encumbered by production royalties payable to Newmont under the 2006 Mineral Lease.  The Company also paid the Seller $2,000,000 cash.

The Warrant may be exercised in whole, or in part, at any time by mean s of a “cashless” exercise.  In the event of an “Organic Change”, as defined in the Warrant, the Company may elect to: (i) require the holder to exercise the Warrant prior to the consummation of such Organic Change or (ii) secure from the person or entity purchasing such assets or the successor resulting from such Organic Change, a written agreement to deliver to the holder, in exchange for the Warrant, a warrant of such acquiring or successor entity.

The shares of Common Stock and the Warrant were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) or Rule 903 of Regulation S under the Securities Act of 1933 and corresponding provisions of state securities laws.

Consulting Agreement

On April 6, 2012, the Company and its director, Barry Honig, entered into a consulting agreement (the “Consulting Agreement”) pursuant to which Mr. Honig would provide certain consulting services relating to business development, corporate structure, strategic and business planning, selecting management and other functions reasonably necessary for advancing the business of the Company (the “Services”).  The Consulting Agreement has an initial term of three years, subject to renewal.  In consideration for the Services, the Company agreed to pay Mr. Honig the following consideration:

•	A ten-year option (the “Option”) to purchase 12,000,000 shares of the Company’s common stock, exercisable at $0.35 per share which shall be vested in full on the date of issuance;
•
On such date that the Company receives minimum gross proceeds of at least $5,000,000 due to the occurrence of a Triggering Event (as defined in the Consulting Agreement) or the combination of multiple Triggering Events, Mr. Honig shall receive a one -time payment of $200,000; and

•	Upon a Change in Control (as defined in the Consulting Agreement) of the Company, Mr. Honig shall receive a one-time payment of $500,000.

The Option was issued to an  “accredited investor,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Warrant Cancellation Transaction

As previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 28, 2011, the Company purchased substantially all of the assets of Continental Resources Group, Inc. (“CRGC”) in consideration for (i) 8 shares of the Company’s common stock,  par value $0.0001 per share (the “Company Common Stock”) for every 10 shares of Common Stock of CRGC outstanding; (ii) the assumption by the Company of the outstanding warrants to purchase shares of CRGC’s common stock (the “CRGC Warrants”) at a ratio of one warrant (the “Company Warrants”) to purchase 8 shares of the Company’s Common Stock for every CRGC Warrant to purchase 10 shares of CRGC’s common stock; and (iii)  the assumption of CRGC’s 2010 Equity Incentive Plan and all options granted and issued thereunder at a ratio of one option to purchase 8 shares of the Company Common Stock for every option to purchase 10 shares of CRGC’s common stock outstanding.

On April 9, 2012, the Company issued an aggregate of 9,576,285 shares of its common stock, par value $0.0001 per share (the “Company Shares”) to holders of Company Warrants in consideration for the cancellation of such Company Warrants.  Additionally, such holders agreed to the elimination of certain most favored nations provisions associated with the shares of CRGC’s common stock issued in connection with the CRGC Warrants (the “Warrant Cancellation Transaction”). The Company issued the Company Shares at a ratio of 300 Company Shares for every 1,000 Company Warrants held.  An aggregate of 31,920,953 Company Warrants were cancelled as a result of the Warrant Cancellation Transaction.

The Company Shares were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) or Rule 903 of Regulation S under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 11, 2012 the Company filed an amendment to the Certificate of Designation for the Company’s Series D Cumulative Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”)  with the Secretary of State of the State of Nevada to increase the number of authorized shares of Series D Preferred Stock that may be issued by the Company to 7,500,000. The terms of the Series D Preferred Stock are more fully described in the Current Report on Form 8-K filed February 24, 2012.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit Number	Description
3.1	Amendment to Series D Preferred Stock Certificate of Designation
10.1	Asset Purchase Agreement (Incorporated by Reference to the Company’s Current Report on Form 8-K, filed with the SEC on March 29, 2012)
10.2	Form of Warrant (Incorporated by Reference to the Company’s Current Report on Form 8-K, filed with the SEC on March 29, 2012)
10.3	Consulting Agreement between the Company and Barry Honig

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2012

Pershing Gold Corporation

By:	/s/ Stephen Alfers
Stephen Alfers
Chief Executive Officer